CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Partners
WNC Housing Tax Credit Fund VI, L.P., Series 9 and Series 10


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-11, of our report dated August 15, 2001 relating to the August 3, 2001 balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 9, which is contained in that Prospectus, our report dated December 18, 2002 relating to the December 17, 2002 balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 10, which is contained in that Prospectus, our report dated October 22, 2001 relating to the August 31, 2001 and 2000 consolidated balance sheets of WNC & Associates, Inc., which are contained in that Prospectus, and our report dated November 4, 2002 relating to the August 31, 2002 and 2001 consolidated balance sheets of WNC & Associates, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                 /s/ BDO SEIDMAN, LLP
                                                 BDO SEIDMAN, LLP


Orange County, California
October 9, 2003